Exhibit 10.11

Execution Version

ACROPOLIS INFRASTRUCTURE ACQUISITION CORP.

9 West 57th Street, 43rd Floor

New York, NY 10019

July 8, 2021

Acropolis Infrastructure Acquisition Sponsor, L.P.
9 West 57th Street, 43rd Floor

New York, NY 10019

Re: Administrative Services Agreement

Ladies and Gentlemen:

This letter agreement by and between Acropolis Infrastructure Acquisition Corp., a Delaware corporation (the “Company”), and Acropolis Infrastructure Acquisition Sponsor, L.P., a Cayman Islands exempted limited partnership (the “Sponsor”), dated as of the date hereof, will confirm our agreement that, commencing on the date that securities of the Company are first listed on the New York Stock Exchange in connection with the Company’s initial public offering (the “Listing Date”) and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (in each case as described in the Company’s Registration Statement on Form S-1 (File No. 333-254409) filed with the Securities and Exchange Commission) (such earlier date hereinafter referred to as the “Termination Date”):

(i)	Sponsor shall make available, or cause to be made available, to the Company, at 9 West 57th Street, 43rd Floor, New York, NY, 10019 (or any successor location of Sponsor), certain office space, utilities, secretarial support and administrative services as may be reasonably requested by the Company. In exchange therefor, the Company shall pay to Sponsor the sum of $16,667 per month, for up to 27 months, commencing on the Listing Date and continuing monthly thereafter until the Termination Date; and

(ii)	Sponsor hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind or nature as a result of, or arising out of, this letter agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it presently has or may have in the future as a result of, or arising out of, this letter agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party; provided that the Sponsor may assign this letter agreement or any of its rights, interests or obligations hereunder to an affiliate without the prior written approval of the Company. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire relationship of the parties hereto with respect to the subject matter described herein and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by and construed in accordance with, and interpreted pursuant to, the laws of the State of New York, without giving effect to its choice of law principles.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same letter agreement.

[Signature page follows]

Very truly yours,

ACROPOLIS INFRASTRUCTURE ACQUISITION CORP.

By:	/s/ James Crossen
Name: James Crossen
Title: Chief Financial Officer and Secretary

AGREED TO AND ACCEPTED BY:

ACROPOLIS INFRASTRUCTURE ACQUISITION SPONSOR, L.P.

By: AP Caps II Holdings GP, LLC, its general partner

By: Apollo Principal Holdings III, L.P., its managing member

By: Apollo Principal Holdings III GP, Ltd., its general partner

By:	/s/ James Elworth
Name: James Elworth
Title: Vice President

[Signature Page to Administrative Services Agreement]